EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Neuralbase AI Ltd. (the “Company”) on Form 10-Q for the period ending March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank Gomez, Chief Executive Officer and Chief Financial Officer of Neuralbase AI Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 19, 2025	/s/ Frank Gomez
Chief Executive Officer and Chief Financial Officer (Principal executive, financial and accounting officer)